Exhibit 99.1

CATALYST BIOSCIENCES ANNOUNCES COMPLETION OF BUSINESS COMBINATION WITH BEIJING CONTINENT PHARMACEUTICALS AND IMPLEMENTATION OF NAME CHANGE AND REVERSE STOCK SPLIT

October 30, 2023 at 12:00 PM EDT

The combined company will operate as “Gyre Therapeutics, Inc.” with its common stock traded on Nasdaq under trading symbol “GYRE” effective Tuesday, October 31, 2023

SAN DIEGO, Calif., October 30, 2023 (GLOBE NEWSWIRE) – Catalyst Biosciences, Inc. (Nasdaq: CBIO) (“Catalyst”) today announced completion of the business combination with GNI Group Ltd. and related entities. Catalyst received stockholder approval for all proposals necessary to complete the business combination at a special meeting of stockholders held on August 29, 2023. Catalyst effected a name change and a reverse stock split of Catalyst’s common stock immediately prior to the closing of the business combination. The combined company will operate under the name “Gyre Therapeutics, Inc.” (“Gyre”). As a result of the business combination, Beijing Continent Pharmaceuticals Co., Ltd. became a majority-owned subsidiary of Gyre.

Nassim Usman, Ph.D., President and Chief Executive Officer of Catalyst said, “We are pleased that we have successfully completed the business combination as approved by our stockholders.”

Charles Wu, Ph.D., Chief Executive Officer of Gyre said, “Now that Gyre has launched on Nasdaq, we will be able to more efficiently conduct clinical research and development of our promising pipeline of product candidates in the United States. We are optimistic that our research and development efforts may bring new medicines to patients who suffer from organ fibrosis and inflammatory diseases that currently lack approved treatments.”

To ensure Gyre’s compliance with the minimum bid price requirement of $4.00 per share for initial listing on The Nasdaq Capital Market, Catalyst implemented a reverse split of its common stock at a ratio of 1-for-15 shares. In the reverse stock split, every 15 shares of Catalyst common stock outstanding was combined and reclassified into one share of Gyre common stock.

Stockholders will receive cash in lieu of any fractional shares resulting from the reverse stock split. Stockholders owning shares of common stock via a bank, broker, or other nominee will have their positions automatically adjusted to reflect the reverse stock split and will not be required to take further action in connection with the reverse stock split, subject to their brokers’ particular processes. The new CUSIP number for Gyre common stock following the reverse stock split, business combination and other attendant transactions is 403783 103.

The reverse stock split and name change became effective today at 12:01 a.m. Eastern Time, with the business combination effective today at 11:00 a.m. Eastern Time.

Gyre’s shares will begin trading on The Nasdaq Capital Market on a post-reverse split, post-business combination basis under the ticker symbol “GYRE” effective with the opening of trading on Tuesday, October 31, 2023.

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts included in this press release, including statements concerning the progress and future expectations and goals of Gyre’s research and development efforts, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect our plans, estimates, and expectations, as of the date of this press release. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this press release. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks associated with the possible failure to realize certain anticipated benefits of the business combination, including with respect to future financial and operating results; positive results from a clinical study may not necessarily be predictive of the results of future or ongoing clinical studies; competition from competing products; the impact of general economic, health, industrial or political conditions in the United States or internationally; the sufficiency of Gyre’s capital resources and its ability to raise additional capital. Additional risks and factors are identified under “Risk Factors” in Catalyst’s Annual Report on Form 10-K filed on March 30, 2023 and subsequent reports filed with the SEC, and identified under “Risk Factors” in the Proxy Statement.

Gyre expressly disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Stephen Jasper
Gilmartin Group
stephen@gilmartinir.com
619-949-3681